Exhibit 99.2

Subject: Inland Income Trust Announces Strategic Initiatives

Dear Advisor,

We wanted to make you aware that on November 17, 2017, the Inland Real Estate Income Trust, Inc. (the Company) Board of Directors and its management team approved three strategic actions to better position the Company for future growth.

The Company’s board and management are focused on creating maximum value for the benefit of stockholders and believe these actions will better position the Company as it evaluates future potential strategies. As a sponsor and related entities with a 49-year history, stockholders have become dependent on our track record of integrity and expertise.

Below are links for more information:

•	Form 8-K
•	Stockholder Letter
•	Frequently Asked Questions
•	Track Record

As always, we are available to answer any questions and look forward to talking with you.

Sincerely,

Inland Real Estate Income Trust, Inc.

Mitchell Sabshon

President and Chief Executive Officer

Questions?

Contact Inland Investor Services at custserv@inland-investments.com or call 800.826.8228, or contact your regional sales team: Who to Call.

View Prospectus and other SEC Filings

For Institutional Use Only. Not for distribution to the public. This is neither an offer to sell nor a solicitation of an offer to buy any security, which can be made only by a prospectus that has been filed or registered with appropriate state and federal regulatory agencies and sold only by broker dealers and registered investment advisors authorized to do so.

This correspondence contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in the Company’s most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this correspondence.

The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, member FINRA/SIPC, dealer manager for Inland Real Estate Income Trust, Inc.

Inland Real Estate Income Trust, Inc. Strategic Initiatives

Frequently Asked Questions

Q1. What is being announced to Inland Real Estate Income Trust stockholders?

In our continuing efforts to create value for stockholders, the Inland Real Estate Income Trust, Inc. (the Company) Board of Directors (the Board) and the management team are exploring potential strategies to better position the Company for future growth and enhanced stockholder value. As such, on November 17, 2017, the Board approved the following strategic initiatives, which will be communicated to stockholders of record in a letter to be mailed on or about November 29, 2017:

✓	To implement a reverse stock split of 1 share for 2.5 shares
✓	To move from monthly to quarterly distributions
✓	To engage an investment banking firm to evaluate potential strategies

Q2. Can you provide more detail on each strategic initiative?

•	1 Share for 2.5 Shares Reverse Stock Split

A company typically performs a reverse stock split to make it more attractive to institutional and other larger investors. This reverse stock split does not affect a stockholder’s total account value, just the amount of shares owned and the per share value. Every 2.5 shares will be converted into one share. For example, if you own 1,000 shares, they will be converted to 400 shares in this reverse stock split, thereby increasing the value of each share. The reverse stock split is expected to take effect in January 2018, and will be reflected on a statement to each stockholder.

•	Move from Monthly to Quarterly Distributions

Effective January 1, 2018, distributions declared will be paid quarterly. Moving to a quarterly distribution schedule is typical of publicly traded companies and reduces processing and mailing costs. For the remainder of 2017, however, distributions will continue to be paid monthly, with the last monthly distribution to be paid in January 2018. Thereafter, the Company expects that the Board will choose a record date of the last business day of each calendar quarter, with the first quarterly distribution to be declared in March 2018 and payable in April 2018. Likewise, for the remainder of 2018, the Company expects that the Board will declare the second quarterly distribution in June, payable in July, the third quarterly distribution in September, payable in October, and the fourth quarterly distribution in December, payable in January 2019. As a result of the move to quarterly distributions, share repurchases pursuant to the Company’s share repurchase plan after January 1, 2018 will also be effected on a quarterly basis.

Stockholders who have elected to participate in the Company’s Amended and Restated Distribution Reinvestment Plan will continue to have their cash distributions reinvested to purchase additional shares, but on a quarterly basis, which is more typical of traded stock, beginning with the first quarter 2018 distribution declared.

•	Engagement of Investment Banking Firm

The Company intends to engage an investment bank to assist it in exploring and evaluating potential strategies to better position the Company for future growth and enhanced stockholder value. There can be no assurances that this process will result in any change in strategy or any specific transaction being announced or completed.

Q3. How many shares will I own after the reverse stock split?

After the reverse stock split, the number of the Company’s outstanding shares will be reduced from approximately 88,977,378 to approximately 35,590,951. Each stockholder’s statement will reflect the new amount of shares owned after the reverse stock split. Stockholders are not required to take any action to effectuate the exchange of their stock and this does not change the total value of shares owned.

Q4. What is the purpose of a reverse stock split?

A company typically performs a reverse stock split to make it more attractive to institutional and other larger investors. This could be an important component in the event of a public listing. A reverse stock split does not change the company’s value. The company just has fewer outstanding shares. And the total value of the shares a stockholder owns remains the same.

Q5. How does a move from monthly to quarterly distributions affect my participation in the Distribution Reinvestment Plan (DRP)?

Stockholders who have elected to participate in the Company’s Amended and Restated Distribution Reinvestment Plan will continue to have their cash distributions reinvested to purchase additional shares, but on a quarterly basis, which is more typical of traded stock, beginning with the first quarter 2018 distribution declared.

Q6. Will the distribution rate change?

Currently, the distribution rate is 6.63% based on the current estimated per share value of $9.05. The specific amount of a distribution is established at the time and to the extent declared by the Board, which is expected to occur for the first quarter 2018 in March.

Q7. When is a liquidity event contemplated?

The Board has not set a definitive timeline. At this time, we are exploring options to position the Company for future growth and opportunities. These actions should not be considered an assurance that any change in strategy will occur or that any specific transaction will take place.

Q8. Why are these initiatives being undertaken by the Board and management?

The Board and management believe these actions will better position the Company as we evaluate future potential strategies. For more information, please visit www.inland-investments.com/inland-income-trust/sec-filings to view the Form 8-K filed on November 22, 2017, or you may request a copy by calling 800.826.8228. We look forward to future communications as our evaluation progresses.

Q9. What is the experience of the sponsor to execute a potential strategic plan?

As a sponsor and related entities with a 49-year history, stockholders have become dependent on our track record of integrity and expertise. To view our track record, please visit www.inland-investments.com/investment-programs/real-estate-investment-trusts/reit-performance.

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